SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

           Filed pursuant to Section 13 or 15(d) of

              THE SECURITIES EXCHANGE ACT OF 1934

                March 13, 1996 (March 30, 1995)
--------------------------------------------------------------
        Date of Report (Date of earliest event reported)

                      OLSTEN CORPORATION
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      (Exact name of registrant as specified in charter)


                           Delaware
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        (State or other jurisdiction of incorporation)


                            0-3532
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                   (Commission File Number)


                          13-2610512
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               (IRS Employer Identification No.)


                     175 Broad Hollow Road
                 Melville, New York 11747-8905
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           (Address of principal executive officers)



                        (516) 844-7800
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     (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS
------    ------------

The Company reports the following transactions:

1. In March 1995, the Company acquired a 50.1 percent interest in Norsk Personal A.S. for $24.8 million in cash.

2. In June 1995, the Company completed the acquisition of Americare for $7.7 million in cash.

3.   In August 1995, the Company acquired P.J. Ward Associates,
Ltd. for $3.7 million in cash.

4. In September 1995, the Company acquired a 65 percent interest in Ready Office, S.A. for $2.7 million in cash.

5. In September 1995, the Company completed a single transaction involving the purchase of Nurse's House Call, the home health care business of Hooper Holmes, Inc., for $72.6 million, and the sale of the stock of its wholly-owned subsidiary, ASB Meditest, for $40.6 million. The difference in value was settled for $32 million in cash.

6. In November 1995, the Company acquired certain operations of the CareOne Group for $22.4 million in cash.

7.   In January 1996, the Company purchased OFFiS Unternehmen fur
Zeitarbeit GmbH & Co. KG (OFFiS) for $47.5 million in cash.

8.   In January 1996, the Company purchased Kontorsjouren AB for
$7 million in cash.

9.   In January 1996, the Company purchased 271933 Alberta, Ltd.
for $1.3 million in cash.

10.  In February 1996, the Company purchased Top Notch Temporary
Services, Inc. and MultiForce Temporary Services, Inc. for $5.5
million in cash plus net assets acquired of approximately $4 million.

11.  In February 1996, the Company purchased PartnersFirst
Management, Inc. for $10.7 million in cash.

12.  In March 1996, the Company agreed to acquire ARMS, Inc. for
$15 million in cash.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
------    ---------------------------------

     (b)  Pro Forma Financial Information


        UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                    AND STATEMENT OF INCOME

             (In thousands, except share amounts)


The following unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1995 consolidates the historical Balance Sheet of the Company, and the 1996 acquisitions summarized in Note 2 as if the acquisitions closed on December 31, 1995. The unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1995 consolidates the historical statement of income of the Company, and the acquisitions summarized in Note
2 as if the acquisitions closed on January 2, 1995. Historical results of the Company have been previously restated to combine the operations of Olsten and IMI Systems, Inc., pursuant to the acquisition on August 2, 1995, which was accounted for as a pooling of interests. The unaudited Pro Forma Consolidated Balance Sheet and Statement of Income should be read in conjunction with the historical financial statements and related notes thereto of the Company that have been audited and which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995. In the opinion of management, all adjustments necessary to reflect the acquisitions have been made. The unaudited Pro Forma Consolidated Balance Sheet and Statement of Income are not necessarily indicative of what the actual financial results would have been had the transactions occurred at the dates indicated and do not purport to indicate the financial results of future periods.

                    Unaudited Pro Forma Consolidated Balance Sheet
                                   (In thousands)

                              As of December 31, 1995

                         Olsten                     Pro Forma
                       Historical    Acquisitions Consolidated
                       ----------    ------------ ------------
                                        (2)
ASSETS

Current assets
  Cash                   $40,049       ($4,772)       $35,277
  Receivables, net       430,919        31,697        462,616
  Prepaid expenses and
   other current assets   37,935         3,687         41,622
                        --------        -------       -------
   Total current assets  508,903        30,612        539,515

Fixed assets, net         92,879         6,597         99,476
Intangibles, net         283,089        73,309        356,398
Other assets               7,047           406          7,453
                        --------        -------       -------

                        $891,918       $110,924    $1,002,842
                        --------       --------    ----------


LIABILITIES AND
 SHAREHOLDERS' EQUITY

Current liabilities
  Accrued expenses      $72,202      $19,121          $91,323
  Payroll and
   related taxes         49,434       11,998           61,432
  Insurance costs        34,948        1,053           36,001
  Accounts payable       24,391          858           25,249
                       --------      -------          -------
   Total current
    liabilities         180,975       33,030          214,005

Long-term debt          180,780       77,536          258,316
Other liabilities        58,118          358           58,476

Shareholders' equity (7)
  Common stock            5,043         -               5,043
  Class B common stock    1,391         -               1,391
  Additional paid-in
    capital             238,645         -             238,645
  Retained earnings     228,721         -             228,721
  Cumulative trans-
   lation adjustment     (1,755)        -              (1,755)
                       --------        -------        --------
   Total shareholders'
    equity              472,045          -            472,045
                       --------        -------        -------

                       $891,918       $110,924     $1,002,842
                       --------       --------     ----------


               Unaudited Pro Forma Consolidated Statement of Income
                    (In thousands, except share amounts)

                 Year ended December 31, 1995

                  Olsten                              Pro Forma
                Historical  Acquisitions* Adjustments Consolidated
                ----------- ------------- ----------- -------------
                    (1)        (2)
Service sales,
franchise fees,
management
fees and other
income          $2,518,875    $289,729         -      $2,808,604

Cost of services
sold             1,757,319     228,091         -       1,985,410
                ----------     -------       ------    ---------

Gross profit       761,556      61,638         -         823,194

Selling, general
and administra-
tive expenses      600,607      48,671     ($4,500)(3)   649,465
                                             4,687 (4)

Interest expense,
net                  4,761         205       9,087 (5)    14,053
                     -----         ---        ------      ------

Income before
income taxes
and minority
interests           156,188     12,762       (9,274)     159,676

Income taxes         64,568      5,986       (3,849)(6)   66,705
                     ------      -----        ------      ------

Net income
before
minority
interests           91,620      6,776        (5,425)      92,971

Minority
interests            1,151        717           -          1,868
                     -----        ---         ------       -----

Net income         $90,469     $6,059       ($5,425)     $91,103
                   -------     ------         ------      ------

Per share
(primary)(7):

     Net income      $1.39                                 $1.40
                     -----                                  ----

     Average shares 65,108                                65,108
                    ------                                ------

Per share
(fully
diluted)(7):

     Net income      $1.33                                $1.34
                      ----                                 ----

     Average shares 70,704                               70,704
                    ------                               ------

*Net of operating results of ASB Meditest.


            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

              BALANCE SHEET AND STATEMENT OF INCOME


(1) The historical amounts for the year ended December 31, 1995 include the results of operations of the acquired businesses from their respective dates of acquisition.

(2) The following acquisitions have been accounted for under the purchase method of accounting:

     In March 1995, the Company acquired a 50.1 percent interest in Norsk Personal A.S. for $24.8 million in cash. Norsk Personal is Norway's second largest staffing services company.

     In June 1995, the Company completed the acquisition of Americare for $7.7 million in cash, which provides home nursing, infusion therapy and medical equipment.

     In August 1995, the Company purchased P.J. Ward Associates, Ltd., a Toronto-based leader in Canadian information technology services, for $3.7 million in cash.

     In September 1995, the Company acquired a 65 percent interest in Ready Office, S.A., Argentina's oldest and largest independent staffing services company, for $2.7 million in cash.

     In September 1995, the Company completed a single transaction involving the purchase of Nurse's House Call, the home health care business of Hooper Holmes, Inc., for $72.6 million and the sale of the stock of its wholly-owned subsidiary, ASB Meditest, which provides mobile diagnostic, paramedical and occupational health services, for $40.6 million. The difference in value was settled for $32 million in cash.

     In November 1995, the Company acquired certain operations of the CareOne Group for $22.4 million in cash.

     In January 1996, the Company purchased OFFiS Unternehmen fur Zeitarbeit GmbH & Co. KG (OFFiS), Germany's third-largest staffing services company, for $47.5 million in cash.

     In January 1996, the Company acquired Kontorsjouren AB, Sweden's third-largest staffing services company, for $7 million in cash.

     In January 1996, the Company purchased 271933 Alberta Ltd., a Canadian provider of home health care, for $1.3 in cash.

     In February 1996, the Company purchased Top Notch Temporary Services, Inc. and MultiForce Temporary Services, Inc., comprising the largest privately held staffing operation in the Commonwealth of Puerto Rico, for $5.5 million in cash plus net assets acquired of approximately $4 million.

     In February 1996, the Company purchased PartnersFirst Management Inc., a hospital based home health agency, for $10.7 million in cash.

     In March 1996, the Company agreed to acquire ARMS, Inc., an information technology services company, for $15 million in cash.

(3) Reflects the elimination of certain corporate overhead expenses previously allocated to Nurse's House Call, which will not have a continuing impact on the consolidated entity.

(4) Represents amortization of excess purchase price of $148 million over net book value of assets acquired, which is being amortized over lives ranging from 10 to 40 years, on a straight-line basis.

(5) Represents the sum of eliminating interest income associated with $85 million in cash paid for certain of the acquisitions and interest expense on debt associated with financing the remaining $99 million in acquisitions.

(6) The adjustment to income taxes is based on income before income taxes and minority interests using the applicable income tax rate.

(7) The per share information has been retroactively restated for the three-for-two stock split declared on February 16, 1996.

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              OLSTEN CORPORATION
                                 (REGISTRANT)


Date:  March 13, 1996    By: /s/ Laurin L. Laderoute, Jr.
                                 Laurin L. Laderoute, Jr.
                                 Vice President